EXHIBIT 5.1





                                November 13, 1997


Board of Directors
Orion Network Systems, Inc.
2440 Research Boulevard
Suite 400
Rockville, Maryland  20850



Ladies and Gentlemen:

           We are acting as counsel to Orion Network Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 5,052,202 shares (the "Offered Shares") of the Company's common stock, $.01 par value (the "Common Stock"), all of which Offered Shares may be sold by the Selling Stockholders identified in the Registration Statement from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus. The Offered Shares consist of (i) 4,030,627 shares of Common Stock (the "Series C Conversion Shares") issuable upon conversion of Series C 6% Cumulative Redeemable Convertible Stock of the Company (the "Series C Preferred Stock"), (ii) 241,835 shares of Common Stock (the "Series C Dividend Shares") issuable in payment of dividends on Series C Preferred Stock, (iii) 779,740 shares of Common Stock (the "Debenture Conversion Shares") issuable upon conversion of certain convertible junior subordinated debentures of the Company (the "Debentures"), and (iv) 65,455 shares of Common Stock (the "Debenture Interest Shares") issuable in payment of interest on the Debentures.

           This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

           For purposes of this opinion letter, we have examined copies of the following documents:

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Board of Directors
Orion Network Systems, Inc.
November 13, 1997
Page 2

           1.   An executed copy of the Registration Statement.

           2. An executed copy of the Debenture Purchase Agreement, dated as of January 13, 1997, as amended as of January 31, 1997, among the Company, British Aerospace Holdings, Inc. and Matra Marconi Space UK Limited (the "Debenture Purchase Agreement").

           3. The Certificate of Designations for the Series C Preferred Stock, as certified by the Secretary of State of the State of Delaware on November 3, 1997 and by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect (the "Certificate of Designations").

           4. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on November 3, 1997 and by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect (the "Certificate of Incorporation").

           5. The Amended and Restated Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Bylaws").

           6. Resolutions of the Board of Directors of the Company adopted on October 31, 1997, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the filing of the Registration Statement and related matters (the "Authorizing Resolutions").

           In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

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Board of Directors
Orion Network Systems, Inc.
November 13, 1997
Page 3

           This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware (the "DGCL"). We express no opinion herein as to any other laws, statutes, regulations or ordinances.

           Based upon, subject to and limited by the foregoing, we are of the opinion that:

           (i) when Series C Conversion Shares are issued and delivered upon conversion of Series C Preferred Stock in accordance with the Certificate of Designations and the Authorizing Resolutions, such Series C Conversion Shares will be validly issued, fully paid and non-assessable.

           (ii) when Series C Dividend Shares are issued and delivered in payment of validly declared dividends on Series C Preferred Stock in accordance with the Certificate of Designations, with the Authorizing Resolutions and with additional appropriate resolutions duly adopted by the Board of Directors of the Company authorizing and declaring such dividends and the payment thereof, such Series C Dividend Shares will be validly issued, fully paid and non-assessable.

           (iii) when the Debentures Conversion Shares are issued and delivered upon conversion of Debentures in accordance with the terms of the Debenture Purchase Agreement and the Debentures and with the Authorizing Resolutions, such Debentures Conversion Shares will be validly issued, fully paid and non-assessable.

           (iv) when Debenture Interest Shares are issued and delivered in payment of interest on the Debentures in accordance with the terms of the Debenture Purchase Agreement and the Debentures and with the Authorizing Resolutions, such Debenture Interest Shares will be validly issued, fully paid and non-assessable.

           We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

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Board of Directors
Orion Network Systems, Inc.
November 13, 1997
Page 4

           We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Validity of the Securities" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                     Very truly yours,



                                     HOGAN & HARTSON L.L.P.